Exhibit 99.1

(1) The filing of this Form 4 shall not be construed as an admission that Greenlight Capital, L.L.C., Greenlight Capital, Inc., or David Einhorn, the managing member of Greenlight Capital, L.L.C. and president of Greenlight Capital, Inc., are or were for the purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, or otherwise the beneficial owner of any of the shares of Common Stock owned by Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., or Greenlight Capital Offshore, Ltd (the "Greenlight Funds"). Pursuant to Rule 16a-1, Greenlight Capital, L.L.C., Greenlight Capital, Inc., and Mr. Einhorn all disclaim such beneficial ownership.

(2) Greenlight Capital, L.L.C. holds indirectly 22,361.427 shares of Series F Preferred Stock, 3,488,951 shares of Common Stock and warrants to acquire 14,171,871 shares of Common Stock of New World Restaurant Group, Inc. through the accounts of Greenlight Capital Qualified, L.P., of which Greenlight Capital, L.L.C. is the general partner. Of these securities, Greenlight Capital Qualified, L.P. indirectly holds 8,818.805 shares of Series F Preferred Stock, 3,488,951 shares of Common Stock and warrants to acquire 1,508,206 shares of Common Stock of New World Restaurant Group through its membership interests in Brookwood New World Co., LLC and NWCI Holdings, LLC, as described in footnotes 5 and 8 below. Greenlight Capital, L.L.C. receives an allocation of net profits from and owns a partnership interest in Greenlight Capital Qualified, L.P. Mr. Einhorn reports the shares held indirectly by Greenlight Capital, L.L.C. because, as the managing member of Greenlight Capital, L.L.C. at the time of purchase, Mr. Einhorn controlled the disposition and voting of the securities.

(3) Greenlight Capital, L.L.C. holds indirectly 7,469.582 shares of Series F Preferred Stock, 731,600 shares of Common Stock and warrants to acquire 5,630,720 shares of Common Stock of New World Restaurant Group, Inc. through the accounts of Greenlight Capital, L.P., of which Greenlight Capital, L.L.C. is the general partner. Of these securities, Greenlight Capital, L.P. indirectly holds 1,848.119 shares of Series F Preferred Stock, 731,600 shares of Common Stock and warrants to acquire 316,277 shares of Common Stock of New World Restaurant Group through its membership interests in Brookwood New World Co., LLC and NWCI Holdings, LLC, as described in footnotes 6 and 9 below. Greenlight Capital, L.L.C. receives an allocation of net profits from and owns a partnership interest in Greenlight Capital, L.P. Mr. Einhorn reports the shares held indirectly by Greenlight Capital, L.L.C. because, as the managing member of Greenlight Capital, L.L.C. at the time of purchase, Mr. Einhorn controlled the disposition and voting of the securities. Additionally, Mr. Einhorn owns a limited partnership interest in Greenlight Capital, L.P.

(4) Greenlight Capital Offshore, Ltd. holds 27,537.748 shares of Series F Preferred Stock, 5,840,800 shares of Common Stock and warrants to acquire 14,262,618 shares of Common Stock of New World Restaurant Group, Inc., but the securities of New World Restaurant Group, Inc. do not comprise more than 10% of the holdings of Greenlight Capital Offshore, Ltd. Of these securities, Greenlight Capital Offshore, Ltd. indirectly holds 14,761.69 shares of Series F Preferred Stock, 5,840,800 shares of Common Stock and warrants to acquire 2,524,666 shares of Common Stock of New World Restaurant Group through its membership interests in Brookwood New World Co., LLC and NWCI Holdings, LLC, as described in footnotes 7 and 10 below. Greenlight Capital, Inc. is the investment advisor of Greenlight Capital Offshore, Ltd. and receives an asset-based fee and an annual fee based on the appreciation of Greenlight Capital Offshore, Ltd. Mr. Einhorn, as president and director of Greenlight Capital, Inc., has previously had control over the voting and disposition of the securities of Greenlight Capital Offshore, Ltd. Additionally, Mr. Einhorn owns shares in Greenlight Capital Offshore, Ltd.

(5) Greenlight Capital Qualified, L.P. holds indirectly, through its 34.68% membership interest in Brookwood New World Investors, LLC, 4,402.096 shares of Series F Preferred Stock, 1,732,225 shares of Common Stock and warrants to acquire 752,452 shares of Common Stock of New World Restaurant Group, Inc.

(6) Greenlight Capital, L.P. holds indirectly, through its 7.27% membership interest in Brookwood New World Investors, LLC, 922.542 shares of Series F Preferred Stock, 363,200 shares of Common Stock and warrants to acquire 157,786 shares of Common Stock of New World Restaurant Group, Inc.

(7) Greenlight Capital Offshore, Ltd. holds indirectly, through its 58.05% membership interest in Brookwood New World Investors, LLC, 7,368.200 shares of Series F Preferred Stock, 2,899,900 shares of Common Stock and warrants to acquire1,259,587 shares of Common Stock of New World Restaurant Group, Inc.

(8) Greenlight Capital Qualified, L.P. holds indirectly, through its 34.68% membership interest in NWCI Holdings, LLC, 4,416.709 shares of Series F Preferred Stock, 1,756,726 shares of Common Stock and warrants to acquire 755,754 shares of Common Stock of New World Restaurant Group, Inc.

(9) Greenlight Capital, L.P. holds indirectly, through its 7.27% membership interest in NWCI Holdings, LLC, 925.577 shares of Series F Preferred Stock, 368,400 shares of Common Stock and warrants to acquire 158,491 shares of Common Stock of New World Restaurant Group, Inc.

(10) Greenlight Capital Offshore, Ltd. holds indirectly, through its 58.05% membership interest in NWCI Holdings, LLC, 7,393.490 shares of Series F Preferred Stock, 2,940,900 shares of Common Stock and warrants to acquire 1,265,079 shares of Common Stock of New World Restaurant Group, Inc.

(11) Because holders of the Series F Preferred Stock of New World Restaurant Group, Inc. have received periodic dividend payments in the form of Series F Preferred Stock, as of June 30, 2003, (i) Greenlight Capital Qualified, Ltd. owns 22,361.427 shares of Series F Preferred Stock, (ii) Greenlight Capital, L.P. owns 7,469.582 shares of Series F Preferred Stock and (iii) Greenlight Capital Offshore, Ltd. owns 27,537.748 shares of Series F Preferred Stock.

(12) The Greenlight Funds sold its notes in New World Restaurant Group on November 15, 2002. Incidental to this transfer, Greenlight also transferred Common Stock Warrants along with the above notes with which they were originally issued. No portion of the sale price was allocable to the Common Stock Warrants.

(13) Pursuant to the Third Series F Preferred Stock and Warrant Purchase Agreement, dated as of June 19, 2001, among New World Coffee - Manhattan Bagel, Inc. and the purchasers named therein (filed as Exhibit 99.1 to Amendment No. 1 to Schedule 13D/A, filed June 19, 2001), each of Greenlight Capital Qualified, L.P., Greenlight Capital, L.P., Greenlight Capital Offshore, Ltd., NWCI Holdings, LLC and Brookwood New World Investors, LLC automatically received additional warrants without the payment of any additional consideration on the 30th of June and the 31st of December of each year during which New World Coffee - Manhattan Bagel, Inc. had not redeemed the Series F Preferred Stock or had not fully paid any notes issued in payment of the redemption price of the Series F Preferred Stock. Such issuance of additional warrants was deemed to be an adjustment of the purchase price of the Series F Preferred Stock.

(14) On January 17, 2001, the Greenlight Funds, through a subsidiary named Greenlight New World, LLC, invested in Einstein/Noah Bagel Corporation Bonds (the "Bonds"), which were convertible into Series F Preferred Stock upon the satisfaction of certain conditions. Upon the convertibility of the Bonds, New World Restaurant Group, Inc. would also issue Common Stock Warrants. On June 26, 2003, New World Restaurant Group, Inc. agreed that all of the conditions were satisfied to allow the Greenlight Funds to convert the bonds into Series F Preferred Stock.

(15) This Form 4 is Part One of Two being filed simultaneously with Part Two of Two on July 18, 2003.